UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-190983

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust II, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated November 3, 2014, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of five self storage facilities from an unaffiliated third party in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01. Financial Statements

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust II, Inc.

Ladera Ranch, California

We have audited the accompanying combined statement of revenue and certain operating expenses (the “combined financial statements”) of the self storage properties located in Morrisville, Cary and Raleigh, North Carolina and Myrtle Beach, South Carolina (the “Raleigh/Myrtle Beach Portfolio”), for the year ended December 31, 2013, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management of the sellers of the Raleigh/Myrtle Beach Portfolio is responsible for the preparation and fair presentation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the combined financial statements of the Raleigh/Myrtle Beach Portfolio for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A) as described in Note 1 and is not intended to be a complete presentation of the Raleigh/Myrtle Beach Portfolio’s revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California

January 15, 2015

Raleigh/Myrtle Beach Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2013 and Period from

January 1, 2014 through September 30, 2014 (Unaudited)

	Year Ended December 31, 2013	Period from January 1, 2014 to September 30, 2014 (unaudited)
Revenue
Net rental revenue	$2,482,948	$1,926,602
Other operating income	152,768	143,915

Total revenue	2,635,716	2,070,517

Certain operating expenses
Property operating expenses	492,759	335,417
Salaries and related expenses	300,394	228,190
Marketing expense	57,738	46,821
Property insurance	62,490	52,437
Real estate taxes	166,511	126,366

Total certain operating expenses	1,079,892	789,231

Revenue in excess of certain operating expenses	$1,555,824	$1,281,286

See Notes to Combined Statements of Revenue and Certain Operating Expenses.

Raleigh/Myrtle Beach Portfolio

Notes to Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2013 and Period from

January 1, 2014 through September 30, 2014 (Unaudited)

Note 1 - Organization and basis of presentation

The combined financial statements include the combined revenue and certain operating expenses of the self storage properties located in Morrisville, Cary, and Raleigh, North Carolina and Myrtle Beach, South Carolina (the “Raleigh/Myrtle Beach Portfolio”). Strategic Storage Trust II, Inc. (the “Company”) acquired the self storage properties on November 3, 2014 for a purchase price of $22.1 million, plus closing costs and acquisition fees.

The accompanying combined financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. The combined financial statements are not representative of the actual operations of the Raleigh/Myrtle Beach Portfolio for the periods presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Raleigh/Myrtle Beach Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Raleigh/Myrtle Beach Portfolio. Therefore, the combined financial statements may not be comparable to a statement of operations for the Raleigh/Myrtle Beach Portfolio after its acquisition by the Company. Except as noted above, management of the seller of the Raleigh/Myrtle Beach Portfolio is not aware of any material factors relating to the Raleigh/Myrtle Beach Portfolio for the year ended December 31, 2013 or the period from January 1, 2014 through September 30, 2014 (unaudited), that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Property operations

Certain operating expenses represent the direct expenses of operating the Raleigh/Myrtle Beach Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Raleigh/Myrtle Beach Portfolio.

Use of estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the Raleigh/Myrtle Beach Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Related party transactions

The Raleigh/Myrtle Beach Portfolio had a receivable from an affiliate totaling approximately $22,000 at December 31, 2013.

Note 4 - Commitments and contingencies

The Raleigh/Myrtle Beach Portfolio, from time-to-time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Raleigh/Myrtle Beach Portfolio, any liability resulting from such litigation would not be material in relation to the Raleigh/Myrtle Beach Portfolio’s financial position and results of operations.

Note 5 - Subsequent events

The Company has evaluated subsequent events through January 15, 2015, the date the combined financial statements were available to be issued.

STRATEGIC STORAGE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2014 has been prepared to give effect to the acquisition of five self storage facilities (the “Raleigh/Myrtle Beach Portfolio”) from an unaffiliated third party on November 3, 2014 as if it was completed on September 30, 2014 by Strategic Storage Trust II, Inc. (the “Company”).

The following Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2014 and the period from January 8, 2013 (date of inception) through December 31, 2013 gives effect to the acquisition of the Raleigh/Myrtle Beach Portfolio from an unaffiliated third party as if it was completed on January 8, 2013 (date of inception). The Company acquired the Raleigh/Myrtle Beach Portfolio on November 3, 2014.

The following unaudited pro forma consolidated financial statements are based on the historical consolidated statements of the Company and the historical statements of operations of the Raleigh/Myrtle Beach Portfolio.

The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the period from January 8, 2013 (date of inception) through December 31, 2013 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the period ended December 31, 2013. The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2014 and the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2014 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the period ended September 30, 2014.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

You should read the unaudited pro forma financial statements set forth below in conjunction with the audited and unaudited consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2014

	Strategic Storage Trust II, Inc. Historical	Pro Forma Adjustments Note (3)		Strategic Storage Trust II, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$—	$4,750,000	a	$4,750,000
Buildings	—	14,376,000	a	14,376,000
Site improvements	—	1,731,000	a	1,731,000

	—	20,857,000		20,857,000
Accumulated depreciation	—	—		—

Real estate facilities	—	20,857,000		20,857,000
Cash and cash equivalents	5,586,411	(4,933,203)		653,208
Deferred financing costs, net of accumulated amortization	—	239,547	c	239,547
Intangible assets, net of accumulated amortization	—	2,150,000	a	2,150,000
Restricted cash	—	429,464		429,464
Escrow receivable	23,000	—		23,000
Other assets	5,287,857	(232,838)		5,055,019

Total assets	$10,897,268	$18,509,970		$29,407,238

LIABILITIES AND EQUITY
Secured debt	$—	$13,525,695	b	$13,525,695
Accounts payable and accrued liabilities	—	99,199		99,199
Due to affiliates	4,213,141	386,750		4,599,891
Distributions payable	49,979	—		49,979

Total liabilities	4,263,120	14,011,644		18,274,764
Commitments and contingencies
Redeemable common stock	21,420	—		21,420
Preferred equity units in our Operating Partnership	—	5,000,000	b	5,000,000
Equity:
Strategic Storage Trust II, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2014	—	—		—
Common stock, $0.001 par value; 700,000,000 shares authorized; 1,054,128 shares issued and outstanding at September 30, 2014	1,054	—		1,054
Additional paid-in capital	7,890,186	—		7,890,186
Distributions	(108,879)	—		(108,879)
Accumulated deficit	(1,271,740)	(493,720)		(1,765,460)

Total Strategic Storage Trust II, Inc. equity	6,510,621	(493,720)		6,016,901

Noncontrolling interest in Operating Partnership	102,107	(7,954)		94,153

Total equity	6,612,728	(501,674)		6,111,054

Total liabilities and equity	$10,897,268	$18,509,970		$29,407,238

See accompanying notes

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 8, 2013 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2013

	Strategic Storage Trust II, Inc.	Acquisition Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Trust II, Inc. Pro Forma
Revenues:
Self storage rental income	$—	$2,482,948	$(47,618)	d	$2,435,330
Ancillary operating income	—	152,768	(2,930)	d	149,838

Total revenues	—	2,635,716	(50,548)		2,585,168

Operating expenses:
Property operating expenses	—	1,079,892	(19,492)	e	1,060,400
Property operating expenses—affiliates	—	—	335,380	f	335,380
General and administrative	—	—	—		—
Depreciation	—	—	585,326	g	585,326
Intangible amortization expense	—	—	972,519	g	972,519
Property acquisition expenses—affiliates	—	—	—		—
Other property acquisition expenses	—	—	—		—

Total operating expenses	—	1,079,892	1,873,733		2,953,625

Operating income (loss)	—	1,555,824	(1,924,281)		(368,457)
Other expense:
Interest expense	—	—	(619,907)	i	(619,907)
Deferred financing amortization expense	—	—	(26,600)	j	(26,600)

Net income (loss)	—	1,555,824	(2,570,788)		(1,014,964)
Less: Distributions to preferred unitholders in our Operating Partnership	—	—	(573,062)	k	(573,062)
Less: Accretion of preferred equity costs	—	—	(75,448)		(75,448)
Net loss attributable to the noncontrolling interests in our Operating Partnership	—	—	16,092	l	16,092

Net income (loss) attributable to Strategic Storage Trust II, Inc. common shareholders	$—	$1,555,824	$(3,203,206)		$(1,647,382)

Net loss per share—basic and diluted	$—	$—	$—		$(1.33)

Weighted average shares outstanding—basic and diluted	42	—	1,241,447	m	1,241,489

See accompanying notes

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

	Strategic Storage Trust II, Inc.	Acquisition Note (2)	Pro Forma Adjustments Note (4)		Strategic Storage Trust II, Inc. Pro Forma
Revenues:
Self storage rental income	$—	$1,926,602	$—		$1,926,602
Ancillary operating income	—	143,915	—		143,915

Total revenues	—	2,070,517	—		2,070,517

Operating expenses:
Property operating expenses	—	789,231	(613)	e	788,618
Property operating expenses—affiliates	—	—	262,077	f	262,077
General and administrative	646,806	—	—		646,806
Depreciation	—	—	447,579	g	447,579
Intangible amortization expense	—	—	743,651	g	743,651
Property acquisition expenses—affiliates	708,303	—	(194,514)	h	513,789
Other property acquisition expenses	10,217	—	—		10,217

Total operating expenses	1,365,326	789,231	1,258,180		3,412,737

Operating income (loss)	(1,365,326)	1,281,286	(1,258,180)		(1,342,220)
Other expense:
Interest expense	—	—	(474,021)	i	(474,021)
Deferred financing amortization expense	—	—	(20,061)	j	(20,061)

Net income (loss)	(1,365,326)	1,281,286	(1,752,262)		(1,836,302)
Less: Distributions to preferred unitholders in our Operating Partnership	—	—	(455,122)	k	(455,122)
Less: Accretion of preferred equity costs	—	—	(38,462)		(38,462)
Net loss attributable to the noncontrolling interests in our Operating Partnership	93,586	—	(64,473)	l	29,113

Net income (loss) attributable to Strategic Storage Trust II, Inc. common shareholders	$(1,271,740)	$1,281,286	$(2,310,319)		$(2,300,773)

Net loss per share—basic and diluted	$(5.17)	$—	$—		$(1.85)

Weighted average shares outstanding—basic and diluted	246,184	—	995,305	m	1,241,489

See accompanying notes

STRATEGIC STORAGE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2014 and for the Period from January 8, 2013 (date of inception) through December 31, 2013 and the Nine Months Ended September 30, 2014 (unaudited)

Note 1. The Company’s Historical Financials

As of December 31, 2013, Strategic Storage Trust II, Inc. had been formed but had not yet commenced operations. The Company was formed on January 8, 2013 and commenced formal operations on May 23, 2014.

Note 2. Acquisition

On November 3, 2014, the Company closed on the acquisition of a portfolio of five self storage facilities located in North Carolina and South Carolina (the “Raleigh/Myrtle Beach Portfolio”). The Raleigh/Myrtle Beach Portfolio was owned by an unaffiliated entity. The consideration for the Raleigh/Myrtle Beach Portfolio was approximately $22.1 million plus closing costs and acquisition fees. The Company incurred approximately $0.4 million in acquisition fees due to its advisor. The Raleigh/Myrtle Beach Portfolio contains approximately 2,490 storage units, totaling approximately 354,200 square feet.

The purchase price for the Raleigh/Myrtle Beach Portfolio included the assumption of an existing loan (the “Loan”) encumbering the Raleigh/Myrtle Beach Portfolio having a principal balance of approximately $12.6 million. The Loan bears a fixed interest rate of 5.73% and matures in September 2023. In addition, in November 2014, a subsidiary of the Company’s sponsor (the “Preferred Investor”) invested approximately $6.5 million in the first tranche of its investment in the Company’s operating partnership, of which approximately $5.0 million was used to fund a portion of the purchase price for the acquisition of the Raleigh/Myrtle Beach Portfolio and approximately $1.5 million was used to pay expenses incurred by the Preferred Investor in connection with its preferred investment. The Preferred Investor received approximately 260,000 preferred units in the Operating Partnership.

The holders of the preferred units will receive current distributions (the “Current Distributions”) at a rate of the one-month LIBOR plus 6.5% per annum. In addition to the Current Distributions, the Company has the obligation to elect either (A) to pay the holder of the preferred units additional distributions monthly in an amount equal to: (i) 4.35% per annum through March 31, 2017; and (ii) beginning April 1, 2017, 6.35% per annum or (B) defer the additional distributions ( the “Deferred Distributions”) in an amount that will accumulate monthly in an amount equal to (i) LIBOR plus 10.85% of the Deferred Distributions through March 31, 2017; and (ii) beginning April 1, 2017, LIBOR plus 12.85% of the Deferred Distributions.

Note 3. Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangibles assets acquired in a business combination based on their estimated fair values. The purchase price allocations are preliminary and subject to change.

(b)	The acquisition included the assumption of an existing loan with a principal balance of approximately $12.6 million. The Company recorded the loan based on its estimated fair value. Additionally, the Company issued preferred units in conjunction with the acquisition.

(c)	Reflects the costs incurred in conjunction with the loan assumed in the acquisition.

Note 4. Statements of Operations – Pro Forma Adjustments

(d)	Represents adjusting the historical annual property revenues for the period from January 1, 2013 to the date of inception of Strategic Storage Trust II, Inc. of January 8, 2013.

(e)	Represents adjusting the historical annual property operating expenses for the period from January 1, 2013 to the date of inception of Strategic Storage Trust II, Inc. along with the estimated increased cost of property taxes as compared to the Raleigh/Myrtle Beach Portfolio’s historical results.

(f)	Reflects the additional fees pursuant to the Company’s property management agreement as compared to historical amounts. The Company’s property manager is paid a monthly fee of the greater of 6% of gross revenues or $3,000. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.625% of average invested assets, as defined.

(g)	Reflects the depreciation and amortization expense resulting from the Raleigh/Myrtle Beach Portfolio acquisition. Such depreciation and amortization expense was based on a preliminary purchase price allocation of approximately $4.8 million to land, approximately $1.7 million to site improvements, approximately $14.4 million to building, and approximately $2.2 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 35-year life and the depreciation for the site improvements is recognized straight-lined over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated benefit period. The purchase price allocation, and therefore depreciation and amortization expense, is preliminary and is subject to change.

(h)	Property acquisition expenses – affiliates directly attributable to the Raleigh/Myrtle Beach Portfolio totaled approximately $195,000 and have been excluded from the pro forma consolidated statements of operations because they are non-recurring costs directly attributable to the acquisition. The remaining balance in property acquisition expenses – affiliates for the nine months ended September 30, 2014 represent cost associated with acquisitions that were not consummated or acquisitions that have not been completed.

(i)	Adjustment reflects the interest expense on the loan assumed in the acquisition net of the accretion of the estimated fair value over the principal balance of the assumed loan.

(j)	Adjustment reflects the estimated amortization of the deferred financing costs related to the loan assumed in the acquisition.

(k)	Adjustment reflects distributions payable on the Preferred Units.

(l)	Noncontrolling interest is adjusted based on the additional pro forma earnings and the pro forma shares outstanding. Such adjustment was based upon a calculation of pro forma net income and pro forma shares outstanding.

(m)	The pro forma weighted average shares outstanding were computed based on the weighted average number of shares outstanding during the period adjusted to give effect to the shares assumed to be issued had the acquisition been completed on January 8, 2013.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: January 16, 2015	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer